Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Versar, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: September 28, 2017	KINGSWOOD CAPITAL MANAGEMENT, LLC

	By:	/s/ Alexander M. Wolf
Alexander M. Wolf
Managing Member

KINGSWOOD GENESIS FUND I, LLC

By:	/s/ Alexander M. Wolf
Alexander M. Wolf
President

KW GENESIS MERGER SUB, INC.

By:	/s/ Alexander M. Wolf
Alexander M. Wolf
President

/s/ Alexander M. Wolf
Alexander M. Wolf